UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 21, 2011 (October 20, 2011)

Magellan Petroleum Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-5507	06-0842255
(Commission File Number)	(IRS Employer Identification No.)

7 Custom House Street, Portland, ME	04101
(Address of Principal Executive Offices)	(Zip Code)

207-619-8500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 4.01 Changes in Registrant’s Certifying Accountant

On October 20, 2011, upon the recommendation and approval of the Audit Committee of the Board of Directors of Magellan Petroleum Corporation (the “Company”), Ehrhardt Keefe Steiner & Hottman PC (“EKSH”) was engaged to serve as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2012, commencing with a review of the Company’s interim financial statements for the quarterly period ending September 30, 2011.

As the largest Colorado-based certified public accountant and business consulting firm, EKSH has substantial experience serving the needs of both public and private oil and gas companies. EKSH is registered with the Public Company Accounting Oversight Board.

During the Company’s fiscal years ending June 30, 2010 and June 30, 2011, and the subsequent interim period through October 20, 2011, neither the Company nor anyone on the Company’s behalf consulted with EKSH regarding: (1) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and EKSH did not provide a written report or oral advice to the Company on any accounting, auditing or financial reporting issue that EKSH concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event,” as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MAGELLAN PETROLEUM CORPORATION

By:	/s/ J. Thomas Wilson
Name:	J. Thomas Wilson
Title:	President and Chief Executive Officer

Dated: October 21, 2011

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